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As filed with the Securities and Exchange Commission on September 7, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERFICIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2853258 (I.R.S. Employer Identification Number)
1120 South Capital of Texas Highway Building 3, Suite 220 Austin, Texas 78746 (Address of principal executive offices, including zip code)

Perficient, Inc. 1999 Stock Option/Stock Issuance Plan
(Full title of the plan)

John T. McDonald
1120 South Capital of Texas Highway
Building 3, Suite 220
Austin, Texas 78746
(512) 531-6000
(Name, address and telephone number, including area code, of agent for service)

Copies to:
J. Nixon Fox, III
Vinson & Elkins L.L.P.
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, Texas 78746
(512) 542-8400
(512) 542-8612 (Fax)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock (par value $0.001 per share)	3,960,063 shares	$3.24	$12,830,604.12	$1,625.64

(1)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on the securities covered by this Registration Statement.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, using the average of the high and low trading prices of the Registrant's Common Stock reported on the Nasdaq SmallCap Market on September 1, 2004.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register an additional 3,960,063 shares of common stock, par value $0.001 per share, of Perficient, Inc., a Delaware corporation (the "Company"), that may be issued under the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan (the "Plan"). The contents of the Company's Registration Statement on Form S-8 filed on July 31, 2000 (File Number 333-42626) registering 1,850,000 shares of stock under the Plan and the Company's Registration Statement on Form S-8 filed on December 21, 2001 (File Number 333-75666) registering an additional 1,379,000 shares of stock under the Plan are incorporated herein by reference.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Ernst & Young LLP
23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto)
23.3	Consent of Grant Thornton LLP
24.1	Power of Attorney

1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 7th day of September, 2004.

PERFICIENT, INC.
By:	/s/ John T. McDonald John T. McDonald Chief Executive Officer
By:	/s/ Michael D. Hill Michael D. Hill Chief Financial Officer Principal Accounting Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John T. McDonald John T. McDonald	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 7, 2004
/s/ Michael D. Hill Michael D. Hill	Chief Financial Officer	September 7, 2004
David S. Lundeen	Director	September 7, 2004
/s/ Robert E. Pickering, Jr.* Robert E. Pickering, Jr.	Director	September 7, 2004
/s/ Max D. Hopper* Max D. Hopper	Director	September 7, 2004
/s/ Kenneth R. Johnsen* Kenneth R. Johnsen	Director	September 7, 2004
/s/ Ralph C. Derrickson* Ralph C. Derrickson	Director	September 7, 2004
*By: /s/ Michael D. Hill Michael D. Hill Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Ernst & Young LLP
23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto)
23.3	Consent of Grant Thornton LLP
24.1	Power of Attorney

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Part II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS